SAFETY-KLEEN

                         SENIOR EXECUTIVE RETENTION PLAN

PURPOSE
-------
To provide a meaningful financial incentive to Senior Executives to remain with Safety-Kleen during the turnaround and re-structuring process. This Plan has been approved by the Company's Board of Directors and confirmed by the Bankruptcy Court.

EFFECTIVE DATE
---------------
The Effective Date of this plan is September 8, 2000.

ELIGIBILITY
----------
Selected Senior Executives of the Company whose participation has been specifically approved by the Chairman & CEO and the President & COO. No individual, group or position type is guaranteed participation, and every individual who is selected to participate will receive written confirmation of their selection. Participation does not guarantee an award, nor does it guarantee continued employment with the company.

RETENTION AWARD AMOUNT
----------------------
The Retention Award will be equal to 52.89% of Participant's annual base salary amount as of September 8, 2000.

RETENTION PERIOD
----------------
Except as provided under number 4 below, in order to receive an award under this Plan, the participant must be actively employed by Safety-Kleen, or its subsidiaries from the Effective Date of this Plan through December 31, 2001, which is the Retention Period.

PLAN ADMINISTRATION
-------------------
The following Rules and Policies will be used to administer the Plan:

1. The Retention Award will be paid in a lump sum as soon as practical, but no later than January 30, 2002.
2.       All awards are subject to tax withholding.
3. All participants must be actively employed by Safety-Kleen, or its subsidiaries during the entire Retention Period to receive a full award.
4. In the event of death, permanent disability, or a termination without "Cause" or by the Senior Executive for "Good Reason" (defined in
         Section 4.3 and 4.4 of the Change of Control Agreement which is being awarded to the Senior Executive simultaneous with participation in the Retention Plan.) of the participant, the participant or the participant's estate will receive a prorated portion of the full award based upon the number of days during the Retention Period that the participant was actively employed.
5. Except as provided under number 4 above, no award will be paid to any participant who voluntarily leaves Safety-Kleen during any portion of the Retention Period.
6. No award will be paid to any participant who is terminated for "Cause" during the Retention Period.
7. Participation in this Plan replaces, and is in lieu of, the benefits of any other retention plan or similar plan that the participant may have had with the Company.

PLAN INTERPRETATION
In the event of any questions, disagreements or disputes concerning the application of the Plan's Administrative Rules, the Retention Award amount, the Retention Period, Plan eligibility or any other matter related to this Plan, the Senior Vice President, Administration, Safety-Kleen will interpret and/or resolve the issue, and his decision will be final and binding. All Plan Participants must sign a copy of this Plan document acknowledging that they will be bound by the Administrative Rules and policies as a condition to participation in the Plan.


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NON-COMPETE
-----------
In consideration of receiving the Retention Award provided by this plan, the Senior Executive agrees that for six months following termination of employment, Senior Executive shall not solicit directly or indirectly any of the customers served by the Company or any employees of the Company at the time of the termination of his/her employment.

The terms of this agreement which deal with time period, geographical area and scope of activities restricted shall be deemed divisible so that if any provision is determined by a court of law to be invalid or unenforceable, such provisions shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

CONFIDENTIALITY
---------------
As there are a limited number of these awards available, you are asked to maintain the confidentiality of this agreement.

I acknowledge receipt of this retention plan and agree to all terms and conditions contained herein.

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Name - print                                                    DATE

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Name - signature